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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2011	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

SPECIAL NOTE TO
SHAREHOLDERS HOLDING SHARES
WITH THEIR BROKER

          THE NEW YORK STOCK EXCHANGE PROHIBITS YOUR BROKER FROM VOTING YOUR SHARES IN ELECTIONS FOR DIRECTORS AND ON OTHER SPECIFIED MATTERS UNLESS YOU GIVE YOUR BROKER WRITTEN INSTRUCTIONS IN EACH ELECTION ON HOW YOU WANT YOUR SHARES VOTED. YOUR VOTING DESIRES WILL NOT BE COUNTED UNLESS YOU DO THIS. PLEASE EXPRESS YOUR OPINION AND HELP US CONTINUE TO ELECT DIRECTORS BY AN OVERWHELMING MAJORITY OF OUR SHAREHOLDERS.

               Thank you for your participation.

                                       The Board of Directors

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

            Cubic Corporation's 2011 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 22, 2011, at 11:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

            The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

            The Corporation's 2010 Annual Report is enclosed.

Sincerely yours,

Walter J. Zable Chairman of the Board
January 11, 2011

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.
YOU MAY ALSO VOTE BY
TELEPHONE OR ON-LINE. SEE
ATTACHED INSTRUCTIONS FOR VOTING.

NOTICE OF ANNUAL MEETING

            The 2011 Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 22, 2011, at 11:30 a.m. Pacific Standard Time, for the following purposes:

    1.
    To elect seven Directors for the ensuing year;

    2.
    To confirm the appointment of Ernst & Young LLP as auditors of the Corporation for fiscal year 2011;

    3.
    Advisory vote on Executive Compensation;

    4.
    Frequency of advisory compensation vote at our Annual Meeting of Shareholders (i.e. each one, two or three years); and

    5.
    To transact such other business as may properly come before the meeting.

            Only shareholders of record at the close of business on December 28, 2010 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

William L. Hoese Secretary
San Diego, California January 11, 2011

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

            We encourage your personal attendance.

            Proxies in the form enclosed and/or as shown at www.proxyvote.com are solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held in San Diego, California, on February 22, 2011. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

            A quorum of shareholders is required. A quorum exists if a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement.

            26,736,406 shares of our Common Stock were outstanding at December 28, 2010, which is the record date for voting.

            Each holder of common shares is entitled to one vote for each share. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Advisory votes are not binding but will be noted by the Board. Broker non-votes count to determine a quorum but otherwise have no effect and are not counted towards the vote total for any proposal. Proxies without authority to vote will also not be counted in votes cast.

            The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is January 11, 2010.

OWNERSHIP OF COMMON STOCK

            The following shareholders were beneficial owners of more than 5% of the Corporation's outstanding Common Stock at December 10, 2010 (after deduction of Treasury Shares):

Name and Address	Amount Beneficially Owned	Percent Owned
Walter J. Zable P. O. Box 1525 Rancho Santa Fe California 92067	10,424,351(2)	38.9%
Wellington Management, LLP 75 State Street Boston, Massachusetts 02109	1,465,157(5)	5.48%

            The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors, named Executive Officers and all Officers and Directors as a group as at December 10, 2010. Where such number of shares exceeds 1% outstanding on such date, the percentage of such class is indicated in parentheses. Each individual named has sole investment and voting power with respect to the shares shown.

Name	Amount Beneficially Owned(1)
Walter J. Zable (38.9%)(2)	10,424,351
Walter C. Zable (1.7%)(3)	460,177
Bruce G. Blakley(4)	3,187.50
William W. Boyle	1,800
Edwin A. Guiles(4)	2,437.50
Raymond E. Peet	36,965
Robert S. Sullivan(6)	4,500
John D. Thomas	2,591.11
John H. Warner, Jr.(4)	3,468.75
Mark A. Harrison	1,303
All Officers and Directors as a Group (15 persons) (41%)	10,940,780.86

(1)
All shares are owned directly except as indicated. No shares are pledged. Less than 1% of outstanding except as indicated.

(2)
By virtue of his beneficial share ownership, Walter J. Zable may be deemed to be a "Control" person of the Corporation as that term is defined in the Securities Exchange Act of 1934. Walter J. Zable's shares are beneficially owned indirectly through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(3)
A portion of the shares of Walter C. Zable are beneficially owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(4)
Vested options to purchase Common Stock.

(5)
The Company has been advised in a SEC 13F filing for the period ending September 30, 2010 of this ownership. Wellington Management, LLP is an independent investment advisor.

ELECTION OF DIRECTORS

            Effective as of the 2011 Annual Meeting of Shareholders our Board of Directors will have seven members who are to be elected by a plurality vote at the Annual Meeting, each to hold office for one year and until his successor is elected. The Nominating and Governance Committee and the Board have unanimously recommended the election of the seven Directors listed below. Four nominated Directors are independent and three are executive employees of the Company. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the listed Directors, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the Board nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors. Until just prior to the shareholders meeting, VADM Raymond E. Peet (USN Retired) served with distinction as an independent director for 23 years. Admiral Peet is not being submitted for re-election. Raymond L. deKozan served as a valuable employee of the Company for 49 years and as a director for the last eight years, until his passing in October 2010.

THE BOARD OF DIRECTORS

Charters

            The Company's Corporate Governance Guidelines and the Charters of the Audit and Compliance Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee, the Ethical Conduct Policies, including those applicable to our principal executive, financial and accounting officers, and our Conflicts of Interest Policy, are all available on our website: cubic.com/corp1/invest/governance.

Compensation

            Independent Directors are each paid an annual retainer of $22,000 and fees of $2,000 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. The Chairman of the Audit Committee receives an additional $10,000 per year for his service in this position. Independent Directors also participate in the Company's Stock Option Plan and each has been granted options to purchase 4,500 shares of common stock at the closing market price the day after the grant. Employee-directors receive no additional compensation for their service as Directors. All Directors are reimbursed for travel expenses.

Meetings

            The Board of Directors met four times last fiscal year. Each of the incumbent Directors attended all Board meetings and all meetings of Board Committees on which he served except Walter C. Zable who missed one Board meeting due to a last-minute business conflict.

            Independent directors regularly meet without management present at the conclusion of each regular Audit Committee meeting and at other times as necessary. The lead director, Dr. Sullivan, chairs these sessions.

            The Board of Directors encourages its members to attend the Annual Meeting of Shareholders. The 2010 annual meeting was attended by all incumbent directors except Walter J. Zable.

 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE
SEVEN NOMINEES LISTED BELOW.

Management Directors

            Walter J. Zable, 95, Director since 1951. Chairman of the Board.

            Walter C. Zable, 64, Director since 1976. Vice Chairman of the Board.

            William W. Boyle, MBA, 76, Director since 1995.

Independent Directors

            The Nominating Committee has determined and the Board has agreed that the following independent directors meet the independence standards of New York Stock Exchange and the categorical independence standards adopted by the Company's Board as defined in the Company's Corporate Governance Guidelines.

            Bruce G. Blakley, CPA, 65, Director since 2008.

            Edwin A. Guiles, 61, Director since 2008.

            Robert S. Sullivan, PhD, 66, Director since 2004.

            John H. Warner, Jr., PhD, 69, Director since 2007.

Special Board Qualifications

            The Nominating Committee and the Board believe the nominees are qualified to serve and should be elected in light of our business and structure because of the following specific experience, qualifications, attributes or skills.

            Bruce G. Blakley.    Independent director. He is a CPA and is chair of our Audit and Compliance Committee and is our Audit Committee Financial Expert. He also is a member of the Executive Compensation Committee. Mr. Blakley was an audit partner and, from 1996 to 1998, was Managing Partner in the San Diego office of the national accounting firm Coopers & Lybrand (PricewaterhouseCoopers since 1998). He was employed there in auditing private and public companies and consulting with their boards of directors and executives for 32 years until his retirement in 2005. He maintains his CPA license and teaches at the University of California, San Diego. In 2007 he completed two years of service as Board Chair of The San Diego Foundation, a non-profit organization with over $575 million in assets. He has also been chair of its Finance, Audit and Executive Committees, and a director for 13 years. Mr. Blakley's public, private and non-profit business experience and his academic experience provide him with the background to be a very important member of the board of directors for Cubic Corporation, particularly regarding financial matters for the company.

            William W. Boyle.    Senior Vice President and member of the Executive Committee. Since 1983 he has been Cubic's Chief Financial Officer. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation. He has extensive experience in financing, banking relationships, human resources, management of legal issues and strategic planning.

            Edwin A. Guiles.    Independent director and a member of the Audit and Compliance Committee since 2008 and the Executive Compensation Committee since 2010. He retired in 2009 as Executive Vice President—Corporate Development of Sempra Energy, a Fortune 400 company. From 2000 to 2006 Mr. Guiles was Chairman and CEO of Sempra Energy's utilities San Diego Gas & Electric Company and Southern California Gas Company. He held a variety of management positions since joining SDG&E in 1972. Since 2008, he has also been a director of the California Water Service Group. At SDG&E he held increasingly important jobs including managing its natural gas pipeline transmission system, and administration of its 20% ownership interest in the San Onofre Nuclear

Generating System. As an executive in a highly regulated industry, he brings unique governmental relations experience to our Board of Directors. He is also very knowledgeable in risk management, which is attracting close scrutiny at this time. Mr. Guiles' public and non-profit business experience provides him with the background to be a very important member of the board of directors for Cubic Corporation, particularly regarding financial, risk and government related matters for the company.

            Robert S. Sullivan.    Lead independent director. He is chairman of the Executive Compensation Committee and member of the Audit and Compliance Committee and the Executive Committee. Since 2003 he has been Dean, Rady School of Management, University of California, San Diego. From 1998 through 2002 he was Dean, Kenan-Flagler Business School, University of North Carolina, Chapel Hill. Between 1976 and 1998 Dr. Sullivan served in a variety of senior positions at the University of Texas and at Carnegie Mellon University. He was a Director of Stewart and Stevenson Services, Inc. and Chairman of its Board from 1999 to 2003. He also served on its Compensation, Audit, Executive and Nominating Committees from 1992 to 2006 when it was acquired and became a subsidiary of Armor Holdings. Prior to its acquisition this publicly-held company was a designer and manufacturer of tactical vehicle systems for the U.S. military. At that time it employed 1,245 people and its fiscal 2006 sales exceeded $726 million. Dr. Sullivan's public and private business and board experience and his academic executive experience provides him with the background to be a very important member of the board of directors for Cubic Corporation.

            John H. Warner, Jr.    Independent director. He is a member of the Audit and Compliance Committee and Chairman of the Nominating and Governance Committee. Retired in June, 2007 from Science Applications International Corporation (SAIC) where he was a director for 18 years and Executive Vice President and Chief Administrative Officer, having begun employment there in 1973. Dr. Warner is an engineer with BS, MS and PHD degrees in nuclear engineering. He has over 40 years of experience in defense, intelligence and other government business areas as a result of employment at TRW and SAIC. His business experience is mainly in the areas of systems integration, software development and information technology, electronics, communications, security and service support, all important areas for Cubic Corporation. His experience includes contract activities and product sales for both domestic and international government customers and some commercial businesses. Dr. Warner has direct experience with many of Cubic's current customers as well as customers Cubic seeks to obtain. At SAIC he advanced to positions with increasing line responsibilities including executive management and EVP of organizations with more than 13,500 employees and annual revenues over $1.6 billion. During his career at SAIC, he was responsible for starting and growing the military training business for the US Army and Navy as well as international customers, a very important business area for Cubic. Dr. Warner also served six years as a member of the Board of Trustees for Scripps Health, a $1.5 billion per year San Diego healthcare company. He chaired its Compensation and Human Resources Committee and was a member of the Finance Committee and the Investment Committee. He currently serves on the Board of Directors of TREX Enterprises, a small private defense and homeland security R&D company and ICW Group, a private insurance company. At ICW Group, he chairs the Enterprise Risk Committee and is a member of the Audit Committee. Dr. Warner's business experience and his public and private company board experience provides him with the background to be a very important member of the board of directors for Cubic Corporation.

            Walter J. Zable.    President and Chief Executive Officer and Chairman of the Executive Committee since 1951. Founder of the Company. He has vast knowledge of our products, services, customers and markets.

            Walter C. Zable.    Vice President and Vice Chairman of the Executive Committee. Chairman of the Board of Cubic Transportation Systems, Inc., a wholly-owned subsidiary, since 2003. Since 1976 he has held a variety of management positions with increasing responsibilities primarily with our transportation subsidiary. He is the son of Walter J. Zable.

Board Committee Members

Name	Audit & Compliance	Nominating & Governance	Executive Compensation	Executive
Bruce G. Blakley	*X		X
Edwin A. Guiles	X		X
Robert S. Sullivan	X	X	*X	X
John H. Warner, Jr.	X	*X
Walter J. Zable				*X
Walter C. Zable				X
William W. Boyle				X

*
Chairman

Communications with Directors

            Any interested person may communicate in writing by mail at any time with the whole board, the independent directors or any individual director addressed to "Board of Directors" or "Independent Directors" or to a named director, c/o Corporate Secretary, 9333 Balboa Avenue, San Diego, CA 92123 or by e-mail to William.Hoese@Cubic.com. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

Positions of Chairman and Chief Executive Officer

            Due to the relatively smaller size of the Company and the fact that the CEO owns or controls about 40% of the outstanding shares, we combine the positions of Chairman and CEO. The Board's decision as to whether the roles of the Chairman and CEO should be separate is to adopt the practice which best serves our needs at any particular time. The Board believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. We believe that our current structure, which includes a lead independent director, effectively maintains independent oversight of management. The lead independent director also maintains enhanced contact with the CEO. Additionally, the independent directors work with our enterprise risk management chairman and receive periodic updates to the activities of this group. Independent directors chair all Board committees.

PRINCIPAL OFFICERS

            In addition to the Directors who are principal officers, the following also serve at the pleasure of the Board:

            Mark A. Harrison, CPA, 53.    Vice President and Corporate Controller since 2004 and Vice President—Financial Planning and Accounting from 2000 to 2004. From 1991 to 2000 Mr. Harrison was our Assistant Corporate Controller and Director of Financial Planning and since 1983 he has held a variety of financial positions with the Corporation. From 1980 to 1983 he was a Senior Auditor with Ernst & Young.

            William L. Hoese, JD, 73.    Vice President, Corporate Secretary and General Counsel since July 2005; Assistant General Counsel and Corporate Secretary from 2003 to 2005. From 1994 through 2001 Mr. Hoese was Senior Vice President and General Counsel of American Tool Companies, Inc., a manufacturer of hand tools and power tool accessories. From 1966 through 1994 he was a partner in the San Diego law firm of Luce, Forward, Hamilton & Scripps, LLP. From 1995 to 2005 he was a Director and Member of the Audit Committee of Nitches, Inc., a manufacturer and wholesaler of women's garments.

            Bernard A. Kulchin, 79.    Vice President—Human Resources since 1999. From 1971 to 1991 Mr. Kulchin was Vice President of Human Resources for the San Diego Division of General Dynamics Corporation and from 1991 through 1999 was a Human Resources consultant.

            John A. Minteer, MBA, 59.    Vice President—Information Technologies since 2002. He was our Director of Information Technologies from 2000 to 2002 and from 1994 to 2000 was Manager, Systems Integration.

            Gregory L. Tanner, MBA, 52.    Treasurer. He was Assistant Treasurer from 1998 to 2007 and joined our Treasury Department in 1990.

            John D. Thomas, CPA, MBA, 57.    Vice President Finance since 1994 and also Vice President Corporate Development since 2008. He has held a variety of financial management positions with the Corporation since 1980.

Presidents of Significant Subsidiaries

            These leaders are not Named Executive Officers of the Company but are important to its overall success.

            Jimmie L. Balentine, 67.    President of three companies comprising our Mission Support Group (MSS) since 1994. Mr. Balentine is responsible for the development, management, and execution of Cubic's defense services business, worldwide. Our MSS business employs approximately 5,000 people at more than 130 locations in 21 countries. MSS focuses on services markets for the US Department of Defense, Department of Homeland Security, other federal and state Government agencies, and our allies. Mr. Balentine has in-depth experience in all aspects of providing services and operations support to meet government requirements. He has more than twenty-seven years of related senior corporate experience ranging from program manager through senior executive levels of management. He joined Cubic in 1994 when Cubic acquired Titan Corporation's Applications Group, where he served as general manager of the group's largest operating division. Prior to joining Titan in 1987, he worked for the Logicon Corporation for five years as a business developer, program manager, and division general manager. Mr. Balentine has focused on business activities related to command and control operations and systems; live, virtual, and constructive simulation-based training and exercises; professional military education; software and systems development and integration; and related technology applications. He has been instrumental in establishing, performing, and managing major DOD programs for the development, integration, and application of advanced command and control concepts; training concepts; models and simulations; and networking technologies to support current and future requirements. He has managed Cubic's government services business since September of 2002. Mr. Balentine served more than twenty-three years on active duty in the US Army. As a commissioned officer he held key command and staff positions in organizational size from company through division levels, as well as in Special Operations Forces worldwide. He also served in key staff positions at Department of the Army and Joint Theater Command levels. He earned his undergraduate degree in Management and Economics from Seattle University and completed graduate level studies in computer science at Kansas State University.

            Bradley H. Feldmann, 49.    President, Cubic Defense Applications, Inc. (CDA) since 2008. CDA is our defense products business which employs approximately 1,400 people spread over 12 countries. From 1989 to 1999 he held progressively responsible positions with CDA. From 1999 to 2008 he held positions of Chief Operating Officer (Comtek Research), Executive Vice President (ManTech International), President and CEO (USProtect) and Chief Operating Officer (Omniplex World Services). He is a distinguished graduate of the U.S. Air Force Academy holding a BSEE degree and has MBA in finance from San Diego State University.

            Stephen O. Shewmaker, 60.    President, Cubic Transportation Systems, Inc. (CTS) since 2008. He is an international transit professional who has over 20 years of experience in the mass transit ticketing industry. He has worked with Cubic's defense (CDA) and transportation (CTS) groups from 1982 to 2002 and 2006 to the present. CTS maintains offices and facilities in North America, United Kingdom, Australia, Scandinavia and Germany. Mr. Shewmaker was Chairman of TranSys, Ltd., a joint venture in the U.K. which managed the Prestige (Oyster) smart card ticketing contract with Transport for London and other partners. Cubic, along with HP, are the two major shareholders of TranSys. The Oyster card is the award winning smart card system which processes 6.5 million transactions per day in the Greater London area. From 2003 to 2006, Mr. Shewmaker was Sr. Vice President for Thales Transportation Systems. U.S. markets of interest for Thales included mass transit automatic fare collection, fleet management systems, toll road and parking revenue collection systems, advanced security systems, and managed services contracts related to transportation. He is a graduate of Loyola Marymount University and has completed graduate business courses at both U.C. Berkeley and Stanford University.

BOARD COMMITTEES

Audit and Compliance Committee

            In fiscal year 2010 all independent directors were members of this Committee which met six times. Each member is independent as defined under Rule 303A.02 of the New York Stock Exchange Listed Company Manual and in our Corporate Governance Guidelines and is financially literate. Mr. Blakley is our Audit Committee Financial Expert and has extensive accounting experience.

            The Committee oversees the Company's financial reporting process. It is responsible for the appointment, retention and termination of the independent auditors and their compensation. It resolves any disputes between management and the auditors. It pre-approves all audit and non-audit services according to a written plan and budget submitted by the auditors. It meets at least quarterly with the auditors and reviews their periodic reports. The Committee discusses with the auditors the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

            No independent director has been a member of an audit committee of any other publicly-held company except Mr. Blakley who this year became Chair of an audit committee for a real estate investment trust which went public in April. The trust is unrelated to Cubic and its subsidiaries and does not present any conflicts of interest for Cubic nor the industry in which it operates.

Report of the Audit and Compliance Committee

            The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cubic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

            The Committee selected Ernst & Young LLP as the independent registered public accountants ("Accountants") of the Company for fiscal year 2010. The Committee has reviewed and discussed with management and the Accountants the audited financial statements of the Company for the fiscal year ended September 30, 2010. The Committee has also discussed with Accountants the matters required to be discussed by Statement on Accounting Standards No. 61, as amended, and has received from Accountants the written disclosures and the letter required by the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees), and has discussed with Accountants their independence.

            Based on its review of the audited financial statements for fiscal year 2010 and its discussions with management and the Accountants, the Committee recommended to our Board of Directors that the 2010 audited financial statements be included in the Corporation's Annual Report on SEC Form 10-K.

/s/ Bruce G. Blakley, Chairman	/s/ Edwin A. Guiles	/s/ Raymond E. Peet
/s/ Dr. Robert S. Sullivan	/s/ Dr. John H. Warner, Jr.

Executive Compensation Committee

            The Committee members are Dr. Robert S. Sullivan, Chairman, Bruce G. Blakley and Edwin A. Guiles. The Committee met three times during fiscal 2010. Each of the members of the Committee is independent as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Compensation Committee Interlocks and Insider Participation

            During the fiscal year, Messrs. Sullivan, Blakley and Guiles did not serve either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a director or as a member of the Executive Compensation Committee of the Company. Therefore, there were no "interlocks" with other companies within the meaning of the proxy rules of the Securities Exchange Commission. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. See also the section "Executive Compensation and Other Information" later herein.

Nominating and Corporate Governance Committee

            Cubic Corporation has had a Nominating Committee, consisting of two independent directors, since 1991. The duties of this Committee were expanded in August, 2008 to include Corporate Governance. The fiscal 2010 members of the Committee were Dr. John H. Warner, Jr., Chairman and Dr. Robert S. Sullivan.

            The Committee held three meetings during fiscal 2010. The Committee has received one shareholder expression of interest to serve as a director in the last 10 years but this individual did not appear to have appropriate background and experience. The Committee's policy is to consider recommendations of shareholders which are received by the Corporate Secretary at least 120 days prior to one year from the date of the mailing of Notice of the previous annual meeting of shareholders. Recommendations of candidates who have at least 20 years of management and defense or transportation industry experience with a company with sales of at least 75% of that of the Corporation, or who could bring appropriate diversity to the Board, or who possess other relevant qualifications (for example finance and accounting, marketing) would be preferred. If a vacancy in the Board occurs, the Committee seeks recommendations from the Board and senior management personnel. The Committee will also review any security holder recommendations on file. It screens and personally interviews appropriate candidates. Selected candidates may meet with additional Board members, certain members of management and the Chairman of the Board. The Committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a nominee for election or appointment.

            The Governance job of the Committee includes tracking important legal and regulatory changes and new concepts in entity governance. Additionally, it is advised concerning the training activities supervised by the Senior Counsel, Ethics and Compliance and the Human Resources department.

            In conjunction with the Audit Committee and the Board of Directors, the Committee also addresses Company legal compliance efforts in certain complex areas, such as export control, antitrust and foreign corrupt practices. It also oversees supervisor training topics. In conjunction with the Audit Committee and the Board of Directors it is cognizant of enterprise risk. In its analysis, enterprise risk does not necessarily include the hundreds of risks which, if encountered, could be mitigated without substantial harm to any major segments of the Company. Instead, the concern is to identify, and have a plan to respond to, those few issues which could seriously impact the short or long term ability of the Company, or one of its material divisions, to continue normal operations.

/s/ Dr. John H. Warner, Jr., Chairman	/s/ Dr. Robert S. Sullivan

Risk Management

            The Audit Committee reviews and approves the procedures adopted and conclusions reached by our management Enterprise Risk Group (ERG) and discusses with the chair of the ERG, or the ERG itself, major risk exposures and the steps that have been taken to monitor and control such exposures.

            Matters of risk management are brought to the attention of the Audit Committee by the General Counsel, who chairs the ERG, and the Director of Internal Audit. The ERG reviews and assesses perceived risks to the enterprise as a whole and its three major subsidiaries. It works with relevant managers and develops mitigation and remediation plans. Periodic reports are made.

            We have an ERG for the parent company and sub-groups for each of our three major subsidiaries. Each group, led by the Chair, consists of its senior officers who meet periodically to identify, assess and rank the perceived severity of risks unique to their businesses. Appropriate mitigation plans and training will be implemented. The activities of the ERG were first formally implemented in early FY2010 and continue to evolve and mature. To date, the ERG has not identified any risks, capable of control, which it believes cannot be reasonably controlled.

ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

            The Board is seeking your approval of the compensation of our executives as disclosed in the compensation tables and accompanying narrative in the Proxy Statement, including the Executive Compensation Committee Discussion and Analysis and Compensation Committee Report. This proposal, commonly known as a "Say on Pay" proposal, gives you the opportunity to express your views on the Company's executive compensation practices. This resolution is a new requirement of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

            The Board recognizes that there is considerable public discussion regarding appropriate approaches to compensation. However, the Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, strongly aligned with the long-term interests of our shareholders, and enable the Company to attract and retain strong and experienced senior executives.

            As described more fully in the Executive Compensation Committee Discussion and Analysis and Compensation Committee Report herein, the Company evaluates executive officer compensation in several different ways, including reviewing market survey compensation data, reviewing customized compensation information for companies of comparable size and complexity and receiving advice and recommendations from the Chief Executive Officer. These multiple bases of review and evaluation ensure that our executive compensation is competitive yet closely tied to each executive officer's performance. Additionally, the Company's formula bonus program recognizes and rewards the success of executives who manage performance to achieve the short-term goals set for them every year by the Company and the Executive Compensation Committee.

ADVISORY VOTE ON THE FREQUENCY OF VOTE
TO APPROVE EXECUTIVE COMPENSATION

            The Board is presenting the following proposal, which gives you the opportunity to inform the Company as to how often you wish the Company to include an executive compensation vote in its Proxy Statement. This resolution is required to be presented to all shareholders. You may vote for the executive compensation vote to occur every year, every two years, or every three years; or, you may abstain. Because your vote is advisory, it will not be binding upon the Board. However, the Company has adopted a policy whereby it will include an advisory vote on executive compensation, similar to the above "Say on Pay" proposal, consistent with the plurality of votes cast in this advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS AN ANNUAL VOTE
ON EXECUTIVE COMPENSATION

            The Board recommends that you vote to hold an advisory vote on executive compensation every year. The Board recommends an annual vote because the Board believes an annual vote is the best and most useful way to hear directly from shareholders about the Company's compensation practices. The Board believes an annual vote will promote consistent and timely communication on this issue, as well as provide the highest level of accountability since the compensation vote will respond to the majority of information presented in the accompanying Proxy Statement for the applicable shareholders' meeting. The Board also believes that an annual compensation vote will eliminate any confusion as to the implications of the vote or whether the vote is referencing the current compensation year or some previous year.

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation Committee, Discussion and Analysis

            The Committee receives, reviews, and acts on recommendations from the Chief Executive Officer regarding salary and bonus compensation for all elected corporate principal officers including the NEO's, for the senior officers of its major business units and for our independent directors. Other executive officers may provide relevant input. It evaluates these compensation elements annually and approves them, or makes alternative recommendations to the CEO. It receives input from the CEO on his salary and bonus expectations and acts independently to set such amounts. If relatives of any director or elected corporate principal officer are also employees of the Company or any subsidiary and make more than $120,000 the Committee also reviews salary and bonus recommendations for such individuals. The Committee also reviews market survey data from Radford and Mercer companies (which is not customized for the Company) with the Senior Vice President—Chief Financial Officer and the Vice President—Human Resources. The Committee also acts on managements' recommendations for the total amount of the bonus pool and the total annual payment to the Profit Sharing Plan. The Profit Sharing payment does not significantly fluctuate from year-to-year and has been typically about 8.5% of eligible U.S. payroll, although there is no guarantee that it will be set at that level or that such allocation will be made at all. The total bonus allocation for principal elected corporate officers depends on the annual performance goals and can range from zero to approximately 50% of annual salary for those individuals. Elected officer bonus targets are annually determined by a formula involving management's judgment and the approval of the Executive Compensation Committee, of a few factors which are most likely to enhance shareholder value. Recently, the most weight has been on earnings per share. As the table below illustrates, target levels have usually been set to require attainable increases over the prior year, neither very aggressive nor easy to achieve. Management believes this approach specifically eliminates risk-taking business management tactics especially because failure to attain any target cannot be controlled by only a few individuals and it penalizes all participants. Management employees of our transportation (CTS) and defense products (CDA) subsidiaries also participate in similarly-structured bonus plans tailored to their own business goals. However, usually about 25% of their bonus is determined by overall corporate performance. The bonus plan for such subsidiaries is annually approved by corporate finance and human resources senior officers. Bonus' for senior managers of our Mission Support Group (MSS) are entirely subjective and approved by its President.

            Starting with fiscal year 2010, the Committee has, in addition to the above input, independently engaged and received advice from and separately compensated the Remedy Compensation Consulting Co. regarding senior executive compensation. This data was customized for our use and independently considered companies of comparable size and complexity and, where available, our relevant competitors.

            Because management and the Board believe our compensation policies are not reasonably likely to result in the incurrence of a material adverse financial or other effect, we have not had a policy requiring a return ("claw back") of bonus payments if our financial statements were required to be restated. Moreover, we believe our compensation policies and practices have not and will not impact our risk management objectives.

            We presently have two elements in our executive compensation plan: base salary and an annual formula bonus. There is no equity segment. The bonus therefore recognizes the success, or lack thereof, of selected individuals in leading the Company to achieve short-term goals. The base salary is designed to be a fairly competitive amount. The 2010 bonus formula identified the major bonus element as earnings per share. We selected this element because we believe EPS to be a principal driver of the attractiveness of an equity investment in Cubic. Elements of the formula bonus were determined shortly after the corporate plan for the year was finalized. The elements are weighted depending on the Committee's belief regarding the suitability of emphasis of each factor for that year's performance. In our 2010 formula, no leeway was provided to adjust goal amounts or percentage allocations depending on actual performance. We anticipate that the 2011 plan will be similar.

            The Executive Compensation Committee approved a formula plan for executive officers whose 2010 goals for sales, operating profit, return on net assets and earnings per share are shown below and are compared to our 2009 actual results. Each of the 2010 goals were exceeded, some by substantial percentages, and the target bonus of 50% of base salary was therefore exceeded by the amount set out in the plan formula.

Item	2009 Actual	2010 Target Level	% Weighting	2010 Achieved Level
Sales	$1,016,657,000	$1,108,000,000	10%	$1,194,189,000
Operating Profit	$84,708,000	$92,000,000	10%	$105,575,000
Return on Net Operating Assets	31.5%	25%	20%	59.1%
Earnings Per Share	$2.08	$2.20	50%	$2.64
Subjective			10%

            The formula provided:

  (a)
  For each 1% achievement above goal the bonus for that goal would be increased by 2.5% to a maximum of an additional 50% of that award at an achievement of 20% above goal.

  (b)
  For each 1% shortfall in each goal the bonus would be decreased by 3%, 4.5% or 5% (depending on the amount of shortfall) so that a 75% achievement of any goal would result in no award for that goal.

            The Company does not offer sponsored equity arrangements. The Committee evaluates and approves all awards under the Company's Transition Protection Plan, discussed later herein. The few additional perquisites offered to senior executives are modest and are not considered by the Committee to be material elements of individual compensation. These include annual physical examinations, term life insurance, an auto allowance, limited personal air travel, and for Walter J. Zable an annual amount for personal estate planning services. Pension benefits, 401(k) matching payments and Profit Sharing Plan participations are equally available to all eligible employees.

    Compensation Committee Report

            The following report is "soliciting material" and is deemed incorporated by reference for our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.

            In order to attract, retain and motivate senior executives, most of our compensation evaluation focus is on the salary and bonus practices of organizations of similar size, in comparable industries, and concerning individuals with relevant responsibilities and experience.

            As noted above, for executive salaries and bonus' starting with fiscal year 2010 the Executive Compensation Committee directly retained Remedy Compensation Consulting to advise it. This firm performed no other work for the Company and the engagement is not believed to have caused any conflict of interest. This firm was asked to survey similarly sized companies in similar businesses in respect of senior executive positions and responsibilities, taking into account the range of salary and bonus compensation without reference to perquisites and equity-based or related awards. It was also asked for input concerning independent director compensation.

            Through fiscal year 2010 executive compensation levels by job category were annually tested against market data provided by two independent consulting firms (Radford and Mercer companies), which are engaged by our Human Resources Department. These companies have both a regional and national focus. These surveys include data from approximately 700 and 2,200 companies and survey both executive and non-executive salaries, bonus' and non-cash compensation. We do not instruct the providers of this data to significantly vary their reports from a standard format. Our objective is to obtain data from a broad spectrum of technology and defense companies and also from public companies of similar size in sales. Historical compensation for the individual is also considered. Commonly, annual executive salary adjustments are modest and in line with cost of living considerations. Compensation consultants may also provide, on request, cash compensation analysis during the year for mid-year hires and promotions. The cost for participation in the Radford survey was $8,700, $1,300 for the Mercer survey and $2,500 for the Remedy special report.

            Our Transition Protection Plan assists in the retention and attraction of senior individuals by reducing their concern for financial security in the event of a job loss following a change of control. Awards to date, which result in plan participation, are for payment of five-year average compensation, and certain fringe benefits, for not more than 24 months following a change of control. The 24-month period was selected to remain comfortably below the range at which onerous taxation would occur.

            The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's executives. We have reviewed and discussed with management the Compensation Discussion and Analysis included in the Corporation's Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2010. The Board approved our recommendation.

/s/ Dr. Robert S. Sullivan, Chairman	/s/ Bruce G. Blakley	/s/ Edwin A. Guiles

Summary Compensation Table(1)

Name and Principal Position(2)	Fiscal Year	Salary $	Bonus $	Change in Pension Value(3) $	All Other Compensation(4) $	Total $
Walter J. Zable	2010	750,000	528,283	—	100,344	1,378,627
CEO & President	2009	713,850	505,820	3,243	159,987	1,382,900
	2008	686,400	250,000	—	103,770	1,040,170
William W. Boyle	2010	562,400	396,142	37,321	33,703	1,029,566
Sr. VP & Chief Financial	2009	540,800	383,200	140,583	31,700	1,096,283
Officer	2008	520,000	170,000	—	30,825	720,825
Walter C. Zable	2010	420,000	295,838	10,156	33,971	759,965
Vice President	2009	410,000	290,518	56,074	66,584	823,176
	2008	400,000	95,000	—	43,079	538,079
John D. Thomas	2010	360,000	253,576	12,822	38,619	665,017
VP—Finance & Corporate	2009	330,000	233,831	73,626	38,062	675,519
Development	2008	315,000	140,000	—	34,798	489,798
Mark A. Harrison(5)	2010	315,000	221,879	31,391	37,841	606,111
VP—Corporate Controller

(1)
The Company has not had, in the period covered, awards of stock, stock options or non-equity incentive plan compensation except to independent directors.

(2)
None of these executives have an employment arrangement with the Company. Refer to the Report of the Compensation Committee, and the sections "Potential Payments Upon Termination or Retirement—General" and "Potential Payments Upon Change-in-Control", elsewhere herein. For fiscal 2008 there was no formula relationship between the salary and bonus amounts.

(3)
Amounts represent solely the change in the actuarial present value of the accumulated benefit under the pension plan that was frozen at December 31, 2006 and does not represent a change in the benefit to be paid to the executive. The change in pension value is the estimated year over year change in the present value, including: a) change in discount rate assumption; b) passage of time and; c) changes in demographics. Where amounts are negative, they are shown as zero. In fiscal 2009 the pension value for Mr. Boyle was also adjusted as required by IRS rules, due to his age exceeding 70 1/2 years. The amounts were computed using the same assumptions we used for financial statement reporting purposes. See "Pension Benefits" herein.

(4)
See following table for detail. Additionally, the amount shown in the Nonqualified Deferred Compensation table, later herein, for Plan Earnings in the most recent fiscal year are not included in the Summary Compensation Table above because they are not above market or preferential.

(5)
Mr. Harrison first became a Named Executive Officer for fiscal year 2010 due to the retirement of former Senior Group Vice President Raymond L. deKozan.

 All Other Compensation—Detail(6)

Name	Year	Life Insurance Premiums(1) $	Profit Sharing and 401(k) Match(2) $	Car Allowance / Value of Lease Payments $	Personal Travel(3) $	Other $		Total $
Walter J. Zable	2010	—	20,825	8,500	—	71,019	(4)	100,344
	2009	—	19,550	8,500	19,083	112,854	(4)	159,987
	2008	—	19,125	18,400	—	66,245	(4)	103,770
William W. Boyle	2010	—	28,175	4,800	—		(5)	33,703
	2009	—	26,900	4,800	—	—		31,700
	2008	—	26,025	4,800	—	—		30,825
Walter C. Zable	2010	4,018	20,825	8,400	—		(5)	33,971
	2009	4,018	19,550	8,400	33,888		(5)	66,584
	2008	4,018	19,125	8,685	10,279		(5)	43,099
John D. Thomas	2010	2,618	28,094	7,200	—		(5)	38,619
	2009	2,617	26,473	7,200	—		(5)	38,062
	2008	1,400	26,198	7,200	—	—		34,798
Mark A. Harrison	2010	1,400	28,521	7,200	—	(5)		37,841

(1)
Optional executive life insurance premiums.

(2)
Includes Company portion of 401(k) and Profit Sharing Plan contributions provided to all eligible employees.

(3)
Value of personal travel on Company aircraft, computed in accordance with SEC guidelines.

(4)
For 2008 includes a required pension payment of $52,958, $6,650 for estate planning services and $6,637 for a club membership. For 2009 includes a required pension payment of $52,958, estate planning services of $53,454 and club memberships of $6,442. For 2010 includes a required pension payment of $63,088 and $7,931 for estate planning services and a club membership.

(5)
Miscellaneous items under $2,000 per year.

(6)
Raymond L. deKozan was an executive employee during the 2010 fiscal year until his retirement in January, 2010. As such, he received a salary totaling $139,776 and a car allowance of $2,585. He remained on the Board for the full 2010 fiscal year. From February until September 30, 2010 he received consulting income of $84,000 and a deferred compensation payment of $138,555.

 Pension Benefits
Cubic Corporation Pension Plan(1)

Name	Number of Years Credited Service	Present Value of Accumulated Benefit Under Life Annuity Election $	Payment During Last Fiscal Year $
Walter J. Zable	60	155,918	63,088	(2)
William W. Boyle	27	440,934	—
Walter C. Zable	47	462,147	—
John D. Thomas	30	347,898	—
Mark A. Harrison	27	269,182	—

(1)
This Plan was frozen as of December 31, 2006; no additional benefits accrue after that date. The purpose of this Plan was to provide a modest monthly retirement benefit, to supplement social security payments, for eligible full-time U.S. employees who have completed one year of service with the Company. The Company has not granted extra years of credited service to any employee. The full benefit is available, upon retirement, to any eligible employee who (i) has attained age 65, or (ii) is between age 55 and 64 and whose combined age and number of years of service equals 85. A reduced benefit is available at or after age 55 through age 64 if the employee has at least five years of service. The annual benefit is determined by adding total salary and bonus (not exceeding the ERISA cap in any year) during the time of participation and multiplying the sum by 3/4ths of 1%. Benefits are paid monthly. The monthly amount will vary based upon the form of benefit selected, e.g. a life annuity or a joint and 50% survivor annuity. The present value of the accumulated benefit is determined by the projected unit credit method. The interest rate used for computing present value was 5.1% and includes the following material assumptions: (a) retirement at the plan's stated normal retirement date, or the earliest age at which benefits are unreduced, if earlier, (b) mortality taken from RP 2000 with projection to 2025. Plan contributions are distributed among various funds held by an insurance company.

(2)
Mr. W. J. Zable received $63,088 under this Plan in FY2010 which was required by IRS rules.

Nonqualified Deferred Compensation(1)
FY2010

Name(2)	FY 2010 Contributions(3) $	Aggregate Plan Earnings(4) $	Aggregate Withdrawals/ Distributions $	Aggregate Plan Balance $
William W. Boyle	153,280	11,948	—	364,467
John D. Thomas	66,923	25,522	—	750,774
Mark A. Harrison	162,574	9,821	—	306,405

(1)
Walter J. Zable and Walter C. Zable have not participated in this Plan.

(2)
The amounts shown have been deferred (and not presently taxed) and other than plan earnings have also been reported herein as compensation. The Plan permits selected key employees to defer (from time to time) up to 90% of their base salary and up to 100% of their bonus. These amounts are a general debt of the Company. The amounts earn interest at rates periodically set by the Secretary of the United States Treasury. The rate at the end of the current fiscal year was 3.125%. The Company makes no contribution to this Plan. Payment elections and withdrawals are permitted within guidelines established by the Internal Revenue Service. After retirement the participant may receive a lump sum payment or an annual distribution over 5, 10, 15 or 20 years. Annual revision of the selected payment method is regulated by IRS guidelines.

(3)
Amounts include salary deferrals during FY2010 and bonus deferrals credited to the NEO's account in FY2010, which were earned in FY2009. These amounts are also included in the Summary Compensation Table for the year in which they were earned.

(4)
Not reported as compensation because the earnings are not above market or preferential.

Potential Payments Upon Termination

General Policy: Severance Without Cause

            The Company has a severance policy applicable to many of its full time U.S.-based employees, including the named executive officers. In the event of a Company-originated termination without cause, the eligible individual who has completed three years of employment with the Company is offered the opportunity to receive, in exchange for signing a general release, a lump sum payment of one week of base pay at their current rate for each 12-months of employment, and payment of medical and dental coverage under COBRA for up to 12 months. Outplacement consultation may be provided at the Company's discretion. In individual circumstances, a named executive officer may be offered alternative arrangements to be negotiated. These severance benefits are not offset by the Company's normal retirement benefits.

            This chart shows, as of the end of the most recent fiscal year, the payments by the Company for the number of eligible weeks for the lump-sum severance payment, number of months of COBRA coverage and the approximate cost of that coverage, should a named executive officer be terminated by the Company without cause. Other than COBRA payments, this is in addition to any "Potential Payments Upon Change-in-Control", described below. Walter J. Zable does not participate.

	Lump Sum Payment
			Number of months of COBRA Paid	Cost of COBRA payment $
Name	# Weeks	$ Total
William W. Boyle	27	292,015	12	22,303
Walter C. Zable	47	379,615	12	20,611
John D. Thomas	30	207,692	12	20,611
Mark A. Harrison	27	163,558	12	13,866

Potential Payments Upon Change-in-Control—Transition Protection Plan

            In 2007 the Company's Board and shareholders adopted a Transition Protection Plan (the "Protection Plan"). The Protection Plan is intended to be made available upon specific approval of the individual by the CEO and the Executive Compensation Committee. It is intended to benefit selected principal officers and other selected key personnel. If there is any change of control of the Company (defined to include the acquisition by an unrelated party of sufficient shares of the Company to elect a majority of its Board of Directors), and within 12 months before or 24 months after such event a subject's employment terminates without good cause (as defined), or the subject executive resigns for good reason (as defined), then the Company would be obligated (a) to pay such person a monthly amount for 24 months computed as the immediately previous five fiscal years' monthly average of salary and bonus and (b) to continue for 18 months welfare plans in which such executive participated. Miscellaneous additional benefits, including outplacement service may also be provided. The Protection Plan is Exhibit 10.2 to our SEC form 10-K filed for the fiscal year ended September 30, 2007.

            A "change in control" occurs when a "person" acquires sufficient shares of our voting stock to elect a majority of our directors, assuming 90% of outstanding shares vote; a merger resulting in a substantial change in the directors; and certain other events.

            A termination "without good cause" occurs when there is any involuntary termination of employment without (i) a willful and continued failure of the employee to perform substantially his duties, or (ii) his gross negligence or breach of fiduciary duty involving personal profit (etc.) or (iii) his conviction or plea of no contest or guilty to state or federal felony criminal laws.

            A resignation "for good reason" occurs when the authority, duties, function or responsibilities of the employee are substantially reduced, his base-salary is reduced, his bonus participation opportunity is reduced by more than 50%, his job location is substantially changed, or the Company materially breaches the Protection Plan.

            Following termination, to receive monthly payments the executive must not breach the Company's proprietary information policy and must not interfere with the employees, customers or suppliers of the Company. Non-compete provisions in these circumstances are prohibited in California (the residence of all NEO's).

            The welfare plans in which the executive would continue to participate are health insurance (COBRA), dental and vision insurance, and group term life insurance, each to the extent to which the executive participated prior to termination.

            In most cases, the entity making the payments would be the successor to Cubic Corporation.

Change-in-Control Benefit Table(1)

Name(2)(3)	FY2010 five-year annual average salary & bonus $	Total cash benefit paid if change- in-control occurred on September 30, 2010 $	Cash value of COBRA and insurance benefits $
William W. Boyle	773,068	1,546,136	33,455
Walter C. Zable	578,271	1,156,542	30,917
John D. Thomas	485,981	971,962	30,917
Mark A. Harrison	440,151	880,302	20,799

(1)
Walter J. Zable does not participate.

(2)
In unusual cases moving of household goods may also be reimbursed. Such amounts cannot be determined at this time.

(3)
Each person named would also receive a $7,500 outplacement benefit.

 Independent Director Compensation
Fiscal Year 2010(1)

		Option Information(5)
Name	Fees Earned FY2010 ($)(2)	Grant Date $ fmv per share(3)	Grant Date	Number of Options Outstanding at Fiscal Year End
Bruce G. Blakley	49,000	27.70	2/26/08	4,500
(Chair, Audit Committee)
Edwin A. Guiles	37,000	22.50	10/13/08	4,500
Raymond E. Peet(6)	39,000	—	—	0	(4)
Robert S. Sullivan	41,000	25.10	11/16/04	4,500
John H. Warner, Jr.	38,000	40.09	11/15/07	4,500

            For the above options the Company recognized no expense for financial statement reporting purposes for this fiscal year because the amount is not material.

(1)
Employee directors receive no additional compensation for such service and are not included in this table.

(2)
Each non-employee director is paid an annual retainer of $22,000 and $2,000 for attendance at each board meeting and $1,000 for attendance at each committee meeting. The Chair of the Audit Committee receives an additional annual retainer of $10,000.

(3)
Computed in accordance with Financial Accounting Standard 123R.

(4)
Options to purchase 4,500 shares were exercised during the fiscal year. These options had a 10-year life and would have expired if not exercised.

(5)
During the fiscal year there was (a) no stock or option awards, (b) no non-equity incentive plan compensation, (c) no director pension arrangement or other non-qualified deferred compensation earnings. No dividends are paid on stock options.

(6)
Not nominated for re-election in 2011.

Securities Authorized for Issuance Under Equity Compensation Plans

            The following table provides certain information with respect to all of the Corporation's equity compensation plans in effect as of the end of the 2010 fiscal year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	18,000	$28.85	4,473,000
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	18,000		4,473,000

 CERTAIN TRANSACTIONS AND RELATIONSHIPS

Related Persons

            The Charter of our Executive Compensation Committee requires it to review and approve the compensation of any persons related to any Director or Executive Officer. As a practical matter the Committee will also review any non-compensation transaction between the Company and its directors, senior officers and their relatives (there have been none to date).

            Consistent with SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the Company, any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities, an immediate family member of any person described above; and any firm, corporation, or other entity controlled by any person described above.

            Each director and executive officer completes an annual questionnaire to identify related interests and persons.

            The following transactions this fiscal year have been determined by the Committee to be with "related persons" which have been appropriately reviewed and approved. The employment and compensation of Mr. Zable's son, Walter C. Zable, is noted elsewhere herein.

            Walter J. Zable's daughter, Karen Cox, received a $65,100 salary and other compensation, and an entity owned by Mrs. Cox and her husband received $60,000.

            Former director Raymond L. deKozan's son, David deKozan, received $301,474 in salary and other compensation during the fiscal year. David deKozan is Vice President Business Development with Cubic Transportation Systems, Inc., a wholly owned subsidiary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Based solely on a review of SEC Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2010, and written representations received from our directors and officers, no Director, Officer or beneficial owner of more than 10% of the Common Stock of the Company failed to file on a timely basis during the 2010 fiscal year the reports required by Section 16(a) of the Securities Exchange Act of 1934.

CONFIRMATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

            Ernst & Young LLP has audited the Corporation's books and records since 1959 and are continuing as its auditors. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

            The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2011. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Audit Fees

            The aggregate fees billed in fiscal years 2010 and 2009, respectively, for professional services rendered by Ernst & Young LLP for the Audit of the Company's annual financial statements and internal controls and the review of financial statements included in the Company's SEC Form 10-Q were: $1,477,000 and $1,387,000.

Audit-Related Fees

            The aggregate fees billed in fiscal years 2010 and 2009, respectively, for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or financial statement review which are not reported under "Audit Fees" above were $81,700 and $48,200. These fees included statutory audits of foreign subsidiaries, accounting consultation and employee benefit plan audits.

Tax Fees

            The aggregate fees billed in fiscal years 2010 and 2009, respectively, for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning were $92,000 and $15,600. These fees were primarily for statutory foreign annual tax returns and compliance.

All Other Fees

            In 2010, fees billed for other products and services provided by Ernst & Young totaled $2,000 and in 2009 were $2,000. These fees were for EY-online services.

Other Matters

            The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. During fiscal years 2010 and 2009 the Audit Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

            Proposals of shareholders intended to be included in the Corporation's Proxy Statement and form of proxy relating to the Corporation's Annual Meeting of Shareholders expected to be held in February, 2012 must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 14, 2011.

OTHER MATTERS

            All shareholders of record at the close of business on December 28, 2010, the record date for the determination of shareholders entitled to vote at the Annual Meeting, were sent a Notice on January 11, 2011 regarding the availability of proxy materials, the Annual Report and our SEC Form 10-K, which are available at www.proxyvote.com. You may vote on-line, by telephone, mail or in person if you attend the meeting. Please refer to the Notice. These materials are also available in hard copy without cost, upon your request to investor.relations@cubic.com or by phone (858) 505-2222 or to our San Diego mailing address above.

            The expense of preparing, printing and mailing the Notice, proxy materials and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

            Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

William L. Hoese Secretary
January 11, 2011

Annual Meeting Admission Ticket
Cubic Corporation
Annual Meeting of Shareholders
Tuesday, February 22, 2011
11:30 A.M. PST

Cubic Corporation headquarters
9333 Balboa Avenue
San Diego, CA 92123

This Admission Ticket will be required to admit you to the meeting.

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M28223-P04242

CUBIC CORPORATION
Annual Meeting of Shareholders
February 22, 2011 11:30 A.M. PST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Walter J. Zable and William W. Boyle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CUBIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 A.M., PST on February 22, 2011, at 9333 Balboa Avenue, San Diego, CA 92123, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

CUBIC CORPORATION ATTN: INVESTOR RELATIONS P.O. BOX 85587 SAN DIEGO, CA 92186	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M28222-P04242                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CUBIC CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1. Election of Directors	☐	☐	☐

Nominees:
01)	Walter J. Zable	05)	Edwin A. Guiles
02)	Walter C. Zable	06)	Dr. Robert S. Sullivan
03)	Bruce G. Blakley	07)	Dr. John H. Warner, Jr.
04)	William W. Boyle

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain
2.	Confirm Ernst & Young LLP as independent public accountants of the Corporation for Fiscal Year 2011.		☐	☐	☐

3.	To approve, by non-binding vote, executive compensation.		☐	☐	☐
The Board of Directors recommends you vote every year:		3 Years	2 Years	1 Year	Abstain
4.	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐
5.	In the discretion of the Directors, upon such other matters that may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date